EXHIBIT C

International Finance Corporation

Final Terms dated February 7, 2023

Issue of U.S.$ 35,000,000 3.74 per cent. Fixed Rate Notes due 9 February 2027 under its

Global Medium-Term Note Program

PART A – CONTRACTUAL TERMS

Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Prospectus dated 11 October, 2021. This document constitutes the Final Terms of the Notes described herein and must be read in conjunction with the Prospectus. Full information on International Finance Corporation (the “Corporation”) and the offer of the Notes is only available on the basis of the combination of this Final Terms and the Prospectus. The Prospectus is available for viewing at the office of the Corporation at 2121 Pennsylvania Avenue, N.W., Washington D.C. 20433, U.S.A. and is available for viewing at the website of the Corporation (www.ifc.org) and copies may be obtained from the website of the Luxembourg Stock Exchange (www.bourse.lu).

THE NOTES ARE NOT AN OBLIGATION OF THE INTERNATIONAL BANK FOR RECONSTRUCTION AND DEVELOPMENT OR OF ANY GOVERNMENT.

1. Issuer:	International Finance Corporation

2. (i) Series Number:	2559

(ii) Tranche Number:	1

3. Specified Currency or Currencies:	United States Dollars (U.S.$)

4. Aggregate Nominal Amount:

(i) Series:	U.S.$ 35,000,000

(ii) Tranche:	U.S.$ 35,000,000

5. Issue Price:	100.00 per cent. of the Aggregate Nominal Amount

6. (i) Specified Denominations:	U.S.$ 10,000 and integral multiples thereof

(ii) Calculation Amount:	U.S.$ 10,000

7. (i) Issue Date:	February 9, 2023

8. Maturity Date:	February 9, 2027

9. Interest Basis:	3.74 % Fixed Rate
(further particulars specified below)

10. Redemption/Payment Basis:	Redemption at par

11. Change of Interest or Redemption/Payment Basis:	Not Applicable

12. Put/Call Options:	Not Applicable

13. Status of the Notes:	Senior

14. Method of distribution:	Non-syndicated

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

15. Fixed Rate Note Provisions:	Applicable

(i) Rate of Interest:	3.74 per cent. per annum

(ii) Interest Payment Date(s):	February 9 and August 9 in each year adjusted in accordance with the Modified Following Business Day Convention, from and including August 2023 to and including the Maturity Date

(iii) Fixed Coupon Amount(s):	U.S.$ 187.00 per Calculation Amount

(iv) Broken Amount(s):	Not Applicable

(v) Day Count Fraction:	30/360 (unadjusted)

(vi) Determination Dates:	Not Applicable

(vii) Other terms relating to the method of calculating interest for Fixed Rate Notes:	Not Applicable

16. Floating Rate Note Provisions:	Not Applicable

17. Zero Coupon Note Provisions:	Not Applicable

18. Index-Linked Note/other variable-linked interest Note Provisions:	Not Applicable

19. Dual Currency Interest Note Provisions:	Not Applicable

PROVISIONS RELATING TO REDEMPTION

20. Call Option:	Not Applicable

21. Automatic Early Redemption:	Not Applicable

22. Put Option:	Not Applicable

23. Final Redemption Amount of each Note:	U.S.$ 10,000 per Calculation Amount

Capital at Risk Notes:	No

24. Early Redemption Amount:

Early Redemption Amount(s) per Calculation Amount payable on event of default or other early redemption and/or the method of calculating the same (if required or if different from that set out in the Conditions):

U.S.$ 10,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE NOTES

25. Form of Notes:	Registered Notes:

2

DTC Global Certificate available on Issue Date

26. New Global Note (NGN):	No

27. Global Certificate held under the new safe-keeping structure (NSS):	No

28. Financial Centre(s) or other special provisions relating to payment dates:	New York

29. Talons for future Coupons or Receipts to be attached to Definitive Bearer Notes (and dates on which such Talons mature):	No

30. Details relating to Partly Paid Notes: amount of each payment comprising the Issue Price and date on which each payment is to be made:	Not Applicable

31. Details relating to instalment Notes: Instalment Amounts, Instalment Dates:	Not Applicable

32. Redenomination, renominalization and reconventioning provisions:	Not Applicable

33. Consolidation provisions:	Not Applicable

34. Additional terms:	Not Applicable

35. Governing law:	New York

36. Record Date:	Not Applicable

DISTRIBUTION

37. (i) If syndicated, names and addresses of Managers and underwriting commitments:	Not Applicable

(ii) Date of Terms Agreement:	February 7, 2023

(iii) Stabilization Manager(s) (if any):	Not Applicable

38. If non-syndicated, name and address of Dealer:	Wells Fargo Securities, LLC 550 South Tryon Street, 4th Floor MAC D1086-041 Charlotte, NC 28202-4200 Attention: Agency Trading Desk

39. Total commission and concession:	Not Applicable

40. Additional selling restrictions:	Not Applicable

RESPONSIBILITY

The Corporation accepts responsibility for the information contained in this Final Terms.

Signed on behalf of the Corporation:

By:	/s/Tom Ceusters
Duly authorized

PART B – OTHER INFORMATION

1. LISTING

(i) Listing:	None

(ii) Admission to trading:	Not Applicable.

2. RATINGS

Ratings:	The Notes to be issued have been rated:

S & P: AAA
Moody’s: Aaa

3. USE OF PROCEEDS

As specified in the Prospectus.

4. INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE

Save as discussed in “Plan of Distribution” in the Prospectus, so far as the Corporation is aware, no person involved in the offer of the Notes has an interest material to the offer.

5. OPERATIONAL INFORMATION

Intended to be held in a manner which would allow Eurosystem eligibility:	No

ISIN Code:	US45950VRV08

CUSIP:	45950VRV0

Any clearing system(s) other than Euroclear Bank SA/NV, Clearstream Banking S.A. and The Depository Trust Company and the relevant identification number(s):	Not Applicable

Delivery:	Delivery against payment

Names and addresses of additional Paying Agent(s) (if any):	Not Applicable

Names and addresses of any Exchange Agent(s) (other than the Global Agent) (if any):	Not Applicable

6. GENERAL

Applicable TEFRA exemption:	Not Applicable

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